Exhibit 5.2

June 24, 2019

Suzano S.A.

Avenida Brigadeiro Faria Lima, 1355

8º andar, São Paulo – SP

01452-919

Suzano Austria GmbH

Fleischmarkt 1

1010 Vienna

Austria

Ladies and Gentlemen:

I am qualified to practice law in the Federative Republic of Brazil (“Brazil”) and am the General Counsel of Suzano S.A. (“Suzano”), a corporation (sociedade por ações) incorporated under the laws of the Brazil. This opinion is being furnished to you in connection with the preparation and filing by Suzano and Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria (“Suzano Austria”), of registration statements on Form F-4 (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) with respect to (i) U.S.$1,750,000,000 principal amount of Suzano Austria’s 6.000% Global Notes due 2029 (the “2029 Notes”) and (ii) U.S.$1,000,000,000 principal amount of Suzano Austria’s 5.000% Global Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Notes”), to be guaranteed by Suzano, pursuant, respectively, to (i) a second supplemental indenture (“2029 Second Supplemental Indenture”) to the indenture dated as of September 20, 2018 (the “2029 Indenture”) by and among Suzano Austria, Suzano and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent (the “Trustee”) and (ii) a supplemental indenture (“2030 First Supplemental Indenture” and, together with the 2029 Second Supplemental Indenture, the “Supplemental Indentures”) to the indenture dated as of May 29, 2019 (the “2030 Indenture”) by and among Suzano Austria, Suzano and the Trustee. The Notes are to be issued by Suzano Austria on the settlement date of the exchange offers described in the prospectus constituting a part of the Registration Statements (the “Exchange Offers”) under the 2029 Second Supplemental Indenture and the 2030 First Supplemental Indenture.

For the purpose of rendering this opinion, I have examined the execution copies or copies certified to my satisfaction of the following documents:

(i)                                     the 2029 Second Supplemental Indenture;

(ii)                                  the 2030 First Supplemental Indenture;

(iii)                               the form of the 2029 Notes in global form to be executed by Suzano Austria and Suzano, and to be authenticated by the Trustee;

(iv)                              a copy of the notations on the form of the 2029 Notes relating to the guarantee to be executed by Suzano (the “2029 Guarantee”);

(v)                                 the form of the 2030 Notes in global form to be executed by Suzano Austria and Suzano, and to be authenticated by the Trustee;

(vi)                              a copy of the notations on the form of the 2030 Notes relating to the guarantee to be executed by Suzano (the “2030 Guarantee” and, together with the 2030 Guarantee, the “Guarantees”);

(vii)                           Suzano’s bylaws (estatuto social);

(viii)                        the minutes of the board of directors meeting of Suzano held on September 17, 2018 and May 9, 2019, authorizing the signing of the Supplemental Indentures and the Guarantees; and

(ix)                              such other documents, records and matters of law as I have deemed necessary.

In rendering the foregoing opinions, I have assumed the authenticity of all documents represented to me to be originals, the conformity to original documents of all copies of documents submitted to me, the accuracy and completeness of all corporate records made available to me and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so.

Based on the foregoing and subject to the qualifications and limitations hereinafter specified, I am of the opinion that:

(i)                                     Suzano has been duly organized and is validly existing under the laws of Brazil, duly qualified to do business in Brazil, and has all power and authority necessary to own and hold its properties and to conduct the businesses in which it is engaged and to perform its obligations under the Supplemental Indentures and the Guarantees.

(ii)                                  Suzano has all power and authority to enter into and perform its obligations under the Guarantees.

(iii)          The execution, delivery and performance of the Guarantees have been duly authorized by the board of executive officers of Suzano and, when the Notes have been duly executed by Suzano Austria and authenticated by the Trustee in accordance with the Supplemental Indentures, and duly issued and delivered by

Suzano Austria in exchange for the securities subject to the Exchange Offers, the Guarantees will be valid, binding and enforceable obligations of Suzano.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the laws of Brazil.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statements, and in any amendments and prospectus supplements related thereto, under the heading “Validity of Securities” as counsel who has passed on specific opinions based on Brazilian law and relating to the Notes, the Supplemental Indentures and the Guarantees, and to the use of this opinion as an exhibit to the Registration Statements.  In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

[Signature Page Follows]

Very truly yours,

/s/ Pablo Machado
Pablo Machado
General Counsel of Suzano S.A.

[Signature Page to Suzano Exhibit 5 Legal Opinion]